EXHIBIT 12(B)


                                                    FLEET FINANCIAL GROUP, INC.

                       COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                                      EXCLUDING INTEREST ON DEPOSITS
                                                                    (thousands)

                                              Three
                                              Months    Six Months
                                              Ended       Ended
                                              June 30     June 30                   Year Ended December 31
                                             ----------------------------------------------------------------------------------
                                               1995        1995         1994         1993          1992        1991        1990
                                               ----        ----         ----         ----          ----        ----        ----
Earnings:
     Net income (loss)                        $172,186    $336,325     $612,931     $488,049     $279,843     $97,672    ($73,687)
Adjustments:
     (a) Applicable income taxes (benefits)    111,260     222,694      397,708      327,407      228,526      55,176     (89,636)
     (b) Fixed charges:
          (1) Interest on borrowed funds       166,396     302,876      526,397      417,301      386,275     449,544     782,814
          (2) 1/3 of rent                        7,547      15,315       33,706       34,217       29,672      23,033      19,121
     (c)  Preferred dividends                    2,463       4,927       24,742       36,927       49,706      21,958      12,990
                                              --------    --------   ----------   ----------     --------    --------    --------
     (d) Adjusted earnings                    $459,852    $882,137   $1,595,484   $1,303,901     $974,022    $647,383    $651,602
                                              --------    --------   ----------   ----------     --------    --------    --------
Fixed charges [b(1) + b(2)+c]                 $176,406    $323,118     $584,845     $488,445     $465,653    $494,535    $814,925
                                              --------    --------   ----------   ----------     --------    --------    --------
Adjusted earnings / fixed charges                 2.61x       2.73x        2.73x        2.67x        2.09x       1.31x       0.80x*
                                              --------    --------   ----------   ----------     --------    --------    --------

                                                INCLUDING INTEREST ON DEPOSITS

                                              Three
                                              Months    Six Months
                                              Ended       Ended
                                              June 30     June 30                   Year Ended December 31
                                             -----------------------------------------------------------------------------------
                                                1995        1995         1994         1993        1992         1991        1990
                                                ----        ----         ----         ----        ----         ----        ----
Earnings:
     Net income (loss)                        $172,186    $336,325     $612,931     $488,049     $279,843     $97,672    ($73,687)
Adjustments:
     (a) Applicable income taxes (benefits)    111,260     222,694      397,708      327,407      228,526      55,176     (89,636)
     (b) Fixed charges:
          (1) Interest on borrowed funds       166,396     302,876      526,397      417,301      386,275     449,544     782,814
          (2) 1/3 of rent                        7,547      15,315       33,706       34,217       29,672      23,033      19,121
          (3) Interest on deposits             262,839     506,821      764,186      744,080    1,076,368   1,480,395   1,343,417
     (c)  Preferred dividends                    2,463       4,927       24,742       36,927       49,706      21,958      12,990
                                              --------    --------   ----------   ----------     --------    --------    --------
     (d) Adjusted earnings                    $722,691  $1,388,958   $2,359,670   $2,047,981   $2,050,390  $2,127,778  $1,995,019
                                              --------    --------   ----------   ----------     --------    --------    --------
Fixed charges [b(1) + b(2) + b(3)+c]          $439,245    $829,939   $1,349,031   $1,232,525   $1,542,021  $1,974,930  $2,158,342
                                              --------    --------   ----------   ----------     --------    --------    --------
Adjusted earnings / fixed charges                 1.65x       1.67x        1.75x        1.66x        1.33x       1.08x       0.92x*
                                              --------    --------   ----------   ----------     --------    --------    --------

--------------------

* Note that earnings are inadequate to cover fixed charges, the deficiency being $163,323 for both the ratio excluding and including interest on deposits.